SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2023

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

702 North Shore Drive, Suite 300, Jeffersonville, Indiana	47130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 283-0724

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FSFG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 27, 2023, the Audit Committee of the Board of Directors of First Savings Financial Group, Inc. (the “Company”) concluded that the Company’s audited consolidated financial statements, and related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, should no longer be relied upon. The accounting matters underlying the Audit Committee’s conclusion primarily relate to the following:

a.	An overstatement of other assets due to a capitalized consulting fee paid during fiscal 2022 for the evaluation of core operating systems and negotiation of the contract for such. The fee amount earned by the consultant was based on a percentage of savings that the Company is expected to recognize over the life of the newly negotiated core contract in comparison to the cost of its existing core contract over the same period. The Company recorded the amount as a prepaid consulting fee to be amortized over the life of the new core contract beginning in late fiscal 2023. However, under accounting principles generally accepted in the United States of America (“U.S. GAAP”), the amount is required to be expensed in the period incurred since no future services of the consultant are required under the agreement between the Company and consultant subsequent to the execution of the new core contract.
b.	An understatement of gross loans related to approximately $38.0 million in sold commercial loan participation interests, which did not qualify for sales treatment under U.S. GAAP as of September 30, 2022 due to repurchase provisions included in certain participation agreements. As a result, the transfers should have been accounted for as secured borrowings.
c.	The consolidated financial statements will also be restated to correct smaller differences primarily related to deferred compensation and accrued litigation expenses, as well as the income tax impact of the adjustments.

The Company intends to file an Annual Report on Form 10-K/A for the fiscal year ended September 30, 2022, which will include the Company’s restated audited consolidated financial statements, and related notes, for the fiscal year ended September 30, 2022, on or about February 6, 2023. The Company expects the restated consolidated financial statements to disclose the following restated amounts for the fiscal year ended September 30, 2022:

(In thousands, except per share data)	Reported	Restated
Loans, net of allowance for loan losses	$1,436,555	$1,474,544
Other borrowings	$50,217	$88,206
Total assets	$2,057,662	$2,093,725
Total liabilities	$1,905,039	$1,942,160
Total stockholders’ equity	$152,623	$151,565
Net income attributable to the Company	$16,444	$15,386
Net income per share, basic	$2.33	$2.18
Net income per share, diluted	$2.30	$2.15

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 5, 2022, Monroe Shine & Co., Inc. served as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2022 and FORVIS, LLP serves as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023. The Company’s Audit Committee discussed the matters disclosed pursuant to this Item 4.02 with both firms.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, but are statements based on the Company's current expectations. Forward-looking statements are preceded by terms such as "expects," "intends" and similar expressions. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: February 1, 2023	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer